Exhibit 99.1

Metabolix Announces First Quarter 2014 Financial Results

CAMBRIDGE, Mass. — May 14, 2014 — Metabolix, Inc. (NASDAQ: MBLX), an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries, today reported financial results for the three months ended March 31, 2014.

“Securing financing for the execution of our business plan remains our highest priority, and we are working every day toward achieving this goal,” said Joseph Shaulson, president and CEO of Metabolix. “We plan to use this capital to build an intermediate-scale specialty polymers business based on our PHA biopolymer additives, which will serve as the foundation for our longer-range plans and the future growth of our business.

“At the same time, we are making progress on the strategic priorities we outlined earlier this year,” Shaulson continued. “We continue to see great promise in performance additive applications for our products as we intensify our efforts with customers and work toward establishing manufacturing capability in 2015,” Shaulson concluded.

FIRST QUARTER 2014 FINANCIAL OVERVIEW

Metabolix manages its finances with an emphasis on cash flow and deploys its financial resources in a disciplined manner to achieve its key strategic objectives and to maximize value from its technology and product portfolio. The Company ended the first quarter of 2014 with $10.4 million in unrestricted cash and investments. The Company’s net cash used in operating activities during the first quarter of 2014 was $9.0 million as compared to $8.5 million in the first quarter of 2013.  Unrestricted cash and investments were an estimated $8.1 million at the end of April 2014.

Metabolix requires significant additional funding.  As previously announced, the Company intends to raise $50 to $60 million over the next 12 to 15 months.  This financing may be secured in phases. However, if the Company is unable to raise additional funds by the end of June 2014, it will be forced to delay, scale back or otherwise modify its business and manufacturing plans, sales and marketing efforts, research and development activities and other operations, and/or pursue strategic alternatives.

The Company’s present capital resources are not sufficient to fund its planned operations for a twelve month period, and therefore, raise substantial doubt about its ability to continue as a going concern.  The accompanying condensed consolidated financial statements have been prepared on a basis which assumes that the Company will continue as a going concern.

The Company reported a net loss of $8.2 million or $0.23 per share for the first quarter of 2014 compared to a net loss of $6.8 million or $0.20 per share for the first quarter of 2013.

Total revenue in the first quarter of 2014 was $1.1 million as compared to $1.9 million for the comparable quarter in 2013. The first quarter revenue in 2014 consisted primarily of revenue from product sales and government grants. Biopolymer product orders of $0.6 million were shipped and billed during the first quarter of 2014. The Company recognized $0.5 million in product revenue during the first quarter of 2014, primarily from product shipments made during the fourth quarter of 2013, as compared to $0.8 million in product revenue recognized during the first quarter of 2013.

Cost of product revenue was $0.7 million during the quarter ended March 31, 2014 compared to $0.6 million for the comparable period in 2013.

Research and development expenses were $4.9 million for the first quarter of 2014 and for the same period in 2013. Selling, general and administrative expenses were $3.6 million and $3.3 million for the first quarters of 2014 and 2013, respectively.

Conference Call Information

Metabolix management will host a conference call today at 4:30 p.m. (ET) to discuss the results of the first quarter. The Company also will provide an update on the business and answer questions from the investment community. A live webcast of the call with slides can be accessed through the Company’s website at http://www.metabolix.com in the investor relations section. To participate in the call, dial toll-free 877-709-8155 or 201-689-8881 (international).

To listen to a telephonic replay of the conference call, dial toll-free 877-660-6853 or 201-612-7415 (international) and enter pass code 13579894. The replay will be available beginning at 7:30 p.m. (ET) on Wednesday, May 14, 2014 and will last through 11:59 p.m. (ET) on Wednesday, May 28, 2014. In addition, the webcast will be archived on the Company’s website in the investor relations section.

About Metabolix

Metabolix, Inc. is an advanced biomaterials company focused on sustainable solutions for the plastics and chemicals industries. The Company is developing and commercializing a family of high-performance biopolymers targeted at applications for performance additives that can improve performance and/or reduce cost in other material systems such as PVC, PLA and coated paper. Metabolix also is developing platforms for biobased chemicals based on its novel “FAST” recovery process and for co-producing plastics, chemicals and energy from crops. Metabolix has established an industry-leading intellectual property portfolio that, together with its knowledge of advanced industrial practice, provides a foundation for industry collaborations.

For more information, please visit www.metabolix.com. (MBLX-E)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, statements regarding the Company’s business plans and strategies; expectations for establishing commercial PHA biopolymer manufacturing; expected market demand and commercialization plans for the Company’s PHA biopolymer products; expected future financial results and cash requirements; plans for obtaining additional funding; plans and expectations that depend on the Company’s ability to continue as a going concern; and expectations for future research, product development and collaborations constitute forward-looking statements.  Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Metabolix’s filings with the Securities and Exchange Commission, including its 10-K for the year ended December 31, 2013 filed on March 28, 2014. Metabolix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Metabolix Inquiries:

Lynne H. Brum, (617) 682-4693, LBrum@metabolix.com

(FINANCIAL TABLES FOLLOW)

METABOLIX, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
Product revenue	$539	$790
Grant revenue	467	724
Research and development revenue	—	380
License fee and royalty revenue	63	49
Total revenue	1,069	1,943

Costs and expenses:
Cost of product revenue	695	557
Research and development expenses	4,900	4,859
Selling, general, and administrative expenses	3,634	3,312
Total costs and expenses	9,229	8,728
Loss from operations	(8,160)	(6,785)

Other income (expense), net:
Interest income, net	5	10
Other income, net	1	12
Total other income (expense), net	6	22
Net loss	$(8,154)	$(6,763)

Net loss per share:
Basic	$(0.23)	$(0.20)
Diluted	$(0.23)	$(0.20)

Number of shares used in per share calculations:
Basic	34,806,797	34,353,277
Diluted	34,806,797	34,353,277

METABOLIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

UNAUDITED

(in thousands)

	March 31,	December 31,
	2014	2013
Assets
Cash, cash equivalents and short-term investments	$10,418	$19,209
Inventory	3,756	4,074
Other current assets	1,840	1,948
Restricted cash	619	619
Property and equipment, net	700	793
Other assets	95	95
Total assets	$17,428	$26,738

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$3,121	$5,471
Short-term deferred revenue	770	669
Current portion of deferred rent	14	55
Other long-term liabilities	148	145
Total liabilities	4,053	6,340
Total stockholders’ equity	13,375	20,398
Total liabilities and stockholders’ equity	$17,428	$26,738

METABOLIX, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

UNAUDITED

(in thousands)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(8,154)	$(6,763)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	191	295
Charge for 401(k) company common stock match	169	180
Stock-based compensation	785	863
Changes in operating assets and liabilities:
Deferred revenue	101	(95)
Inventory	318	(420)
Accounts payable	(74)	(1,141)
Accrued expenses	(2,371)	(937)
Other operating assets and liabilities	70	(480)
Net cash used in operating activities	(8,965)	(8,498)

Cash flows from investing activities
Purchase of property and equipment	(100)	(64)
Purchase of investments	(1,508)	(5,015)
Proceeds from sale and maturity of short-term investments	6,206	19,520
Net cash provided by (used in) investing activities	4,598	14,441

Cash flows from financing activities
Proceeds from options exercised	300	5
Net cash provided by financing activities	300	5

Effect of exchange rate changes on cash and cash equivalents	(25)	(8)

Net increase (decrease) in cash and cash equivalents	(4,092)	5,940
Cash and cash equivalents at beginning of period	7,698	14,572
Cash and cash equivalents at end of period	$3,606	$20,512